Exhibit 10.17
Grindr Inc.
Non-Employee Director Compensation Policy
Adopted: June 19, 2023
Restated: September 29, 2023
Second Restated: June 3, 2025
Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Grindr Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be. This Policy is amended and restated effective as of June 3, 2025 (the “Effective Date”) and will continue in effect on the terms set forth herein until amended or terminated by the Board or the Compensation Committee of the Board (the “Compensation Committee”), which the Board or Compensation Committee may do at any time in its sole discretion. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2022 Equity Incentive Plan, as amended from time to time, or if such plan is no longer in use, the meaning given to such terms or any similar terms in the primary successor to such plan (in either case, the “Plan”).
Annual Cash Compensation
Commencing on June 3, 2025, for each fiscal year of the Company, the annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred, provided that the Eligible Director shall not receive or be deemed to earn any quarterly installment of the annual cash compensation unless the Eligible Director remains an Eligible Director through the applicable payment date of the quarterly installment.1 If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on the calendar days served in the applicable fiscal quarter, with the pro-rated amount paid on the last day of the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter, if applicable.
1.Annual Board Service Cash Retainer:
a.All Eligible Directors: $40,000
2.Annual Non-Chair Committee Member Service Cash Retainer:
a.Member of the Audit Committee: $6,000
b.Member of the Compensation Committee: $1,000
c.Member of the Nominating and Corporate Governance Committee: $1,000
d.Member of the Privacy and Trust Committee: $1,000
3.Annual Committee Chair Service Cash Retainer (in lieu of Annual Non-Chair Committee Member Service Cash Retainer):
a.Chair of the Audit Committee: $14,000
b.Chair of the Compensation Committee: $2,000
c.Chair of the Nominating and Corporate Governance Committee: $2,000
1 For the avoidance of doubt, and notwithstanding anything in this Policy to the contrary, the applicable aggregate cash compensation amount under this Policy for each Eligible Director shall be pro-rated for the fiscal quarter ended June 30, 2025. The cash compensation amount for each Eligible Director for the quarter ended June 30, 2025 shall be determined by adding (a) the amount determined by multiplying the quarterly installment payable to such Eligible Director pursuant to the policy in effect immediately prior to the Effective Date (originally approved on September 29, 2023) by a fraction, the numerator of which is 63 days (i.e., the number of calendar days from April 1, 2025 until the Effective Date, and the denominator of which is 91 days (i.e., the number of days in the fiscal quarter ended June 30, 2025), and (b) the amount determined by multiplying the quarterly installment payable to such Eligible Director pursuant to this Policy as of the Effective Date by a fraction, the numerator of which is 28 days (i.e., the number of calendar days from the Effective Date through June 30, 2025, and the denominator of which is 91 days (i.e., the number of days in the fiscal quarter ended June 30, 2025). Such prorated amount shall be paid to the Eligible Director on June 30, 2025, subject to the Eligible Director remaining an Eligible Director through the payment date.

d.Chair of the Privacy and Trust Committee: $2,000
Equity Compensation
The equity compensation set forth below will be granted under and subject to the terms and conditions of the Plan. All equity awards granted under this Policy will be restricted stock units for shares of the Company’s common stock (“RSUs”).
Annual RSU Grants for All Eligible Directors: On the date of each annual stockholder meeting of the Company held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such stockholder meeting will be automatically, and without further action by the Board or the Compensation Committee, granted RSUs for a number of shares of the Company’s common stock equal to $140,000 divided by the Share Price (as defined below), rounded down to the nearest whole unit (the “Annual Grant”). One-fourth (1/4th) of the Annual Grant will vest every three months following the grant date of the Annual Grant on the same day of the month as the grant date (or if there is no corresponding day in the applicable third month, on the last day of such third month) (each such vesting date, a “Scheduled Vesting Date”), subject to the Eligible Director’s Continuous Service through each applicable Scheduled Vesting Date; provided, that the Annual Grant will in any event vest in full on the earlier to occur of (1) immediately prior to the next annual stockholder meeting of the Company following the grant date of the Annual Grant, and (2) immediately prior to the effective time of a Change in Control, subject to the Eligible Director’s Continuous Service through the applicable time. With respect to an Eligible Director who, following the Effective Date, was first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting, on the date that the new Eligible Director first becomes a member of the Board, the new Eligible Director will be automatically, without further action by the Board or the Compensation Committee, granted a pro-rata portion of the Annual Grant (a “Pro-Rata Annual Grant”) determined by dividing (1) a pro-rata portion of the Annual Grant grant value set forth above by (2) the Share Price. The pro-rata portion of the Annual Grant grant value for purposes of a Pro-Rata Annual Grant will equal the Annual Grant grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of stockholders at which Annual Grants were granted by the Company to Eligible Directors, and the denominator of which is 12, with the result to be rounded down to the nearest whole unit. A portion of each Pro-Rata Annual Grant equal to the Pro-Rata Vesting Fraction (as defined below) shall vest on each Scheduled Vesting Date for the most recently awarded Annual Grants occurring after the grant date of the Pro-Rata Annual Grant, subject to the Eligible Director’s Continuous Service through each applicable Scheduled Vesting Date; provided, that the Pro-Rata Annual Grant will in any event vest in full on the earlier to occur of (1) immediately prior to the next annual stockholder meeting of the Company following the grant date of the Pro-Rata Annual Grant, and (2) immediately prior to the effective time of a Change in Control, subject to the Eligible Director’s Continuous Service through the applicable time. The “Pro-Rata Vesting Fraction” means a fraction, the numerator of which is one and the denominator of which is the number of remaining Scheduled Vesting Dates for the mostly recently awarded Annual Grants. In the event that more than one annual meeting of the Company’s stockholders occurs during a given fiscal year, automatic Annual Grants will be made only in connection with the first such meeting to occur in that year. If any annual stockholder meeting is adjourned to a later date, the grant and vesting will be triggered as of the date the annual stockholder meeting was initially scheduled.
Additional Annual RSU Grants for Committee Members: On the date of each annual stockholder meeting of the Company held after the Effective Date, each Eligible Director who serves on a Board committee following such stockholder meeting will also be automatically, and without further action by the Board or the Compensation Committee, granted RSUs for a number of shares of the Company’s common stock equal to the dollar values below, in each case divided by the Share Price (the “Annual Committee Grant”):
a.Chair of the Audit Committee: $56,000
b.Chair of each other Board committee: $8,000
c.Non-Chair member of the Audit Committee: $24,000
d.Non-Chair member of each other Board committee: $4,000
One-fourth (1/4th) of the Annual Committee Grant will vest every three months following the grant date of the Annual Committee Grant on the same day of the month as the grant date (or if there is no corresponding day in the applicable third month, on the last day of such third month), subject to the Eligible Director’s Continuous Service as Chair or as a member, as applicable, of the applicable Board committee through each applicable vesting date; provided, that the Annual Committee Grant will vest in full immediately prior to the effective time of a Change in Control, subject to the Eligible Director’s Continuous Service as Chair or as a member, as applicable, of the applicable Board committee through such time. With respect to an Eligible Director who, following the Effective Date, was first elected or appointed to Chair or as a member of a Board committee on a date other than the date of the Company’s annual stockholder meeting, on the date that the Eligible Director first becomes a Chair or member, as applicable, of the applicable Board committee, the Eligible Director will be automatically, without further action by the Board or the Compensation Committee, granted a pro-rata portion of the Annual Committee Grant (a “Pro- Rata Annual Committee Grant”) determined by dividing (1) a pro-rata portion of the applicable Annual Committee Grant grant value set forth above by (2) the Share Price. The pro-rata portion of the applicable Annual Committee Grant grant value for purposes of a Pro-Rata Annual Committee Grant will equal the applicable Annual Committee Grant grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of stockholders at which Annual Committee Grants were granted by the Company to applicable Eligible Directors, and the denominator of which is 12, with the result to be rounded down to the nearest whole unit. Each Pro-Rata Annual Committee Grant will vest in the same manner as set forth in the prior paragraph for Pro-Rata Annual Grants. In the event that more than one annual meeting of the Company’s stockholders occurs during a given fiscal year, automatic Pro-Rata Annual Committee Grants will be made only in connection with the first such meeting to occur in that year. If any annual stockholder meeting is adjourned to a later date, the grant and vesting will be triggered as of the date the annual stockholder meeting was initially scheduled.
Share Price
For any RSU grant to be made under this Policy, the “Share Price” shall be the volume-weighted average closing price of the Company’s common stock, as reported on the primary U.S. exchange for such common stock, over the 20-trading day period ending three trading days before the date of grant.
Remaining Terms
The remaining terms and conditions of each RSU grant under this Policy will be as set forth in the Company’s standard RSU grant notice and agreement, in the form adopted from time to time by the Board or the Compensation Committee.
Expenses
The Company will reimburse Eligible Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.
Non-Employee Director Compensation Limit
Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director (as defined in the Plan) shall in no event exceed the limits set forth in Section 3(d) of the Plan.